EXHIBIT 10.12

ALZA Corporation
Amended and Restated Executive Deferral Plan II
1999 Amendment 1


     ALZA Corporation, a Delaware corporation (the "Company"), pursuant to the power granted to it by Section 10.2 of the ALZA Corporation Amended and Restated Executive Deferral Plan II (the "Plan"), hereby amends the Plan, as follows, effective as of February 9, 1999.


1.   Section 1.21 is amended in its entirety to read as follows:

     " "Retirement" and "Retire" shall mean termination of employment or severance of directorship with the Company (i) on or after the attainment of age sixty-five (65), (ii) at a time when Years of Service are equal to or greater than 20 or (iii) at a time when the sum of age at last birthday plus Years of Service equal 65 or more ("Rule of 65")."

2. Except as expressly provided herein, the provisions of the Plan continue in their entirety as set forth immediately prior to the effective date of this amendment.

     The Company has caused this Amendment to be signed by its duly authorized officer as of the date written below.


                              ALZA Corporation, a Delaware Corporation


                              By: David R. Hoffmann
                              Its: Vice President and Treasurer


                              Date: February 15, 1999